                                                                     EXHIBIT 5.1

December 11, 1997

Claire's Stores, Inc.
3 S.W. 129th Avenue
Pembroke Pines, Florida  33027

         RE:  OFFERING OF SHARES PURSUANT TO REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have acted as counsel to Claire's Stores, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 5,261,639 shares of the Company's Common Stock, $.05 par value per share (the "Shares"), issuable from time to time upon the exercise of stock options granted or to be granted under its 1996 Stock Option Plan (the "Plan").

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Restated Certificate of Incorporation and Amended By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based on the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares issuable under the Plan have been duly authorized by the Company and, when issued upon exercise of and in accordance with the terms of the stock options outstanding or to be granted under the Plan, will be duly and validly issued and will be fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,


                                             GREENBERG TRAURIG HOFFMAN LIPOFF
                                             ROSEN & QUENTEL, P.A.







                               Page 7 of 8 Pages